UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2010
SUN RIVER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-27485	84-1491159

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
5950 Berkshire Lane, Suite 1650, Dallas, Texas 75225

(Address of Principal Executive Offices) (Zip Code)
(214) 739-9191

Registrant’s telephone number, including area code
Not applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
The annual meeting of shareholders of Sun River Energy, Inc. (the “Company”) was held on Wednesday, November 17, 2010. There were present in person or by proxy, holders of 23,383,740 shares of common stock, or 98.9% of all shares eligible to vote.
Proposal 1: Each of Donal R. Schmidt, Jr., Stephen W. Weathers and Robert B. Fields were elected to the Board of Directors for a term of one year as follows:

Name	For	Withheld	Broker Non-Votes
Donal R. Schmidt, Jr.	17,714,758	9,930	5,659,052
Stephen W. Weathers	17,719,758	4,930	5,659,052
Robert B. Fields	14,778,979	2,945,709	5,659,052
Proposal 2: The Company’s 2010 Stock Incentive Compensation Plan was approved. The votes were 17,671,758 For; 35,930 Against; and 17,000 Abstentions.
Proposal 3: LBB & Associates Ltd., LLP was ratified to serve as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2011. The votes were 23,143,850 For; 107,958 Against; and 131,932 Abstentions.

Item 7.01	Regulation FD Disclosure.
On November 17, 2010, the Company issued a news release reporting the results of the annual meeting, progress on its drilling plan under its recently announced Devon Energy Farmout, and the retention of a Santa Fe law firm to examine the land records in Colfax County, New Mexico to determine the extent of the Company’s land ownership in that county and to provide a report regarding this review to the Company.
A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.
     The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
99.1	Press Release dated November 17, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN RIVER ENERGY, INC.
Date: November 17, 2010	By:	/s/ Donal R. Schmidt, Jr.
		Name:	Donal R. Schmidt, Jr.
		Title:	President and CEO